Exhibit 3.5

The Commonwealth of Massachusetts
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

FORM MUST BE TYPED	Articles of Amendment (General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)	FORM MUST BE TYPED

(1)	Exact name of corporation:	PERINI CORPORATION
(2)	Registered office address:	73 Mt. Wayte Avenue, Framingham, Massachusetts 01701
(number, street, city or town, state, zip code)
(3)	These articles of amendment affect article(s):	1
(specify the number(s) of article(s) being amended (1-VI))
(4)	Date adopted:	May 28, 2009
(month, day, year)
(5)	Approved by:
(check appropriate box)
⁫	the incorporators.
⁫	the board of directors without shareholder approval and shareholder approval was not required.
☒	the board of directors and the shareholders in the manner required by law and the articles of organization.
(6)

State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

Article 1. The name by which the corporation shall be known is: Tutor Perini Corporation

To change the number of shares and the par value, if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

(7) The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified: _________________________________

Signed by: /s/Robert Band---------------------------------------------------------------------
(signature of authorized individual)

⁫	Chairman of the board of directors,
☒	President,
⁫	Other officer,
⁫	Court-appointed fiduciary,

on this 28th                      day of May                                                , 2009

THE COMMONWEALTH OF MASSACHUSETTS

I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:
May 28, 2009 3:27 PM

/s/ William Francis Galvin

WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth